Exhibit 99.1

Raytheon Company
Global Headquarters
Waltham, Mass.

Investor Relations Contact
Todd Ernst
781.522.5141

Media Contact
Pam Erickson
781.522.5822
For Immediate Release

Raytheon Reports Solid Third Quarter 2015 Results

•	Solid bookings of $5.3 billion

•	Net sales of $5.8 billion, up 6 percent

•	EPS from continuing operations of $1.47

•	Strong operating cash flow from continuing operations of $1.1 billion
__________________________________________________________________________________________________

WALTHAM, Mass., (October 22, 2015) - Raytheon Company (NYSE: RTN) announced net sales for the third quarter 2015 of $5.8 billion compared to $5.5 billion in the third quarter 2014. Third quarter 2015 EPS from continuing operations was $1.47 compared to $1.65 in the third quarter 2014. Third quarter 2015 EPS from continuing operations included, as expected, a $0.09 unfavorable impact associated with Raytheon|Websense (RW) acquisition accounting adjustments discussed in further detail below.
"I’m very pleased with our strong revenue growth and cash flow generation in the third quarter," said Thomas A. Kennedy, Raytheon Chairman and CEO. "The Raytheon team remains focused on driving future growth by developing and delivering innovative solutions that address our global customers’ most complex challenges."
Operating cash flow from continuing operations for the third quarter 2015 was $1.1 billion compared to $0.4 billion for the third quarter 2014. The increase in operating cash flow from continuing operations in the third quarter 2015 was primarily due to favorable working capital in the quarter and the timing of cash taxes. Year-to-date operating cash flow from continuing operations was $1.5 billion in 2015 versus $1.2 billion for the comparable period in 2014. The increase in operating cash flow from continuing operations in 2015 was primarily due to the timing of required pension contributions and the collection of the eBorders settlement with the U.K. Home Office, which was resolved in the first quarter 2015, partially offset by higher cash taxes.

Summary Financial Results

	3rd Quarter		%	Nine Months		%
($ in millions, except per share data)	2015	2014	Change	2015	2014	Change

Bookings	$5,315	$5,878	-9.6%	$17,366	$16,943	2.5%
Net Sales	$5,783	$5,474	5.6%	$16,919	$16,683	1.4%
Income from Continuing Operations attributable to Raytheon Company	$448	$515	-13.0%	$1,503	$1,603	-6.2%
EPS from Continuing Operations	$1.47	$1.65	-10.9%	$4.91	$5.11	-3.9%
Operating Cash Flow from Continuing Operations	$1,102	$423		$1,533	$1,235
Workdays in Fiscal Reporting Calendar	63	63		188	189

The Company had bookings of $5.3 billion in the third quarter 2015 compared to $5.9 billion in the third quarter 2014. Year-to-date 2015 bookings were $17.4 billion, resulting in a year-to-date book-to-bill ratio of 1.03 and 1.06 on a trailing four quarter basis. Year-to-date 2014 bookings were $16.9 billion.
In the third quarter 2015, the Company repurchased 2.4 million shares of common stock for $250 million. Year-to-date 2015, the Company repurchased 7.0 million shares of common stock for $750 million.
The Company ended the third quarter 2015 with $2.3 billion of net debt. Net debt is defined as total debt less cash and cash equivalents and short-term investments.
Third quarter 2015 results include items related to the Raytheon|Websense transaction which are excluded from segment operating performance since management does not consider those items in evaluating the segment.

Raytheon|Websense Acquisition Accounting Adjustments[1]

($ in millions, except per share data)	Operating Income	EPS

Deferred Revenue Adjustment[2]	$(27)	$(0.05)
Amortization of Intangibles	$(24)	$(0.04)
Acquisition Related Costs	$(1)	$—
Amounts excluded from segment results	$(52)	$(0.09)
[1]See Attachment F for a reconciliation of how each of these items is calculated.
[2]Deferred Revenue Adjustment represents the impact of fair value adjustments to deferred revenue related to Raytheon|Websense, including historical Raytheon Cyber Products acquisitions.

Backlog

($ in millions)	Period Ending
	Q3 2015	Q3 2014	2014
Backlog	$33,571	$33,247	$33,571
Funded Backlog	$24,361	$22,888	$23,092
Backlog at the end of the third quarter 2015 was $33.6 billion, an increase of approximately $0.3 billion compared to the third quarter 2014. Funded backlog was $24.4 billion, an increase of approximately $1.5 billion compared to the third quarter 2014.
Outlook
The Company has updated its financial outlook for 2015 for higher sales and to reflect actuarial updates to its pension plans. Charts containing additional information on the Company's 2015 outlook are available on the Company's website at www.raytheon.com/ir.

2015 Financial Outlook
	Current[1]	Prior (7/23/15)
Net Sales ($B)	23.0 - 23.3*	22.7 - 23.2
RW Deferred Revenue Adjustment ($M)[2]	(61)	(61)
RW Amortization of Intangibles ($M)[2]	(58)	(58)
FAS/CAS Adjustment ($M)	185*	197
Interest Expense, net ($M)	(225) - (235)	(225) - (235)
Diluted Shares (M)	Approx. 305*	305 - 306
Effective Tax Rate	Approx. 27.0%	Approx. 27.0%
EPS from Continuing Operations	$6.47 - $6.62	$6.47 - $6.62
Operating Cash Flow from Continuing Operations ($B)	2.5 - 2.7	2.5 - 2.7

[1]Reflects a $12 million or $0.03 per share reduction in FAS/CAS Adjustment due to the annual update in Q3 2015 of our actuarial estimates for pension and other postretirement benefit plans.
2RW Deferred Revenue Adjustment and RW Amortization of Intangibles represent the unfavorable impact of the acquisition accounting adjustments to record acquired deferred revenue at fair value and the amortization of acquired intangible assets, respectively, related to Raytheon|Websense, including historical Raytheon Cyber Products acquisitions.

* Denotes change from prior guidance.

Segment Results
The Company's reportable segments are: Integrated Defense Systems (IDS); Intelligence, Information and Services (IIS); Missile Systems (MS); Space and Airborne Systems (SAS); and Raytheon|Websense (RW).

Integrated Defense Systems
	3rd Quarter			Nine Months
($ in millions)	2015	2014	% Change	2015	2014	% Change
Net Sales	$1,533	$1,428	7%	$4,664	$4,458	5%
Operating Income	$212	$230	-8%	$622	$675	-8%
Operating Margin	13.8%	16.1%		13.3%	15.1%

Integrated Defense Systems (IDS) had third quarter 2015 net sales of $1,533 million, up 7 percent compared to $1,428 million in the third quarter 2014. The increase in net sales was primarily driven by higher sales on international Patriot programs.
IDS recorded $212 million of operating income in the third quarter 2015 compared to $230 million in the third quarter 2014. The change in operating income in the third quarter 2015 was primarily due to a change in program mix.
During the quarter, IDS booked $158 million to continue development on the Air Defense Operations Center (ADOC) for Qatar.

Intelligence, Information and Services
	3rd Quarter			Nine Months
($ in millions)	2015	2014	% Change	2015	2014	% Change
Net Sales	$1,438	$1,450	-1%	$4,306	$4,372	-2%
Operating Income[1]	$108	$118	-8%	$500	$364	NM
Operating Margin	7.5%	8.1%		11.6%	8.3%
[1] Nine Months 2015 operating income includes the favorable $181 million impact of the first quarter 2015 eBorders settlement.
NM = Not Meaningful

Intelligence, Information and Services (IIS) had third quarter 2015 net sales of $1,438 million compared to $1,450 million in the third quarter 2014.
IIS recorded $108 million of operating income in the third quarter 2015 compared to $118 million in the third quarter 2014. The change in operating income was primarily due to lower volume, a change in program mix, and acquisition-related costs.
During the quarter, IIS booked $295 million on domestic and foreign training programs in support of Warfighter FOCUS activities. IIS booked $98 million to provide development and sustainment support for the National Cybersecurity Protection System (NCPS) for the U.S. Department of Homeland Security (DHS). This award was protested on October 5, 2015. IIS also booked $555 million on a number of classified contracts.

Missile Systems
	3rd Quarter			Nine Months
($ in millions)	2015	2014	% Change	2015	2014	% Change
Net Sales	$1,645	$1,477	11%	$4,677	$4,590	2%
Operating Income	$219	$190	15%	$609	$588	4%
Operating Margin	13.3%	12.9%		13.0%	12.8%

Missile Systems (MS) had third quarter 2015 net sales of $1,645 million, up 11 percent compared to $1,477 million in the third quarter 2014. The increase in net sales was driven by higher sales spread across various production programs, including the Tube-launched, Optically-tracked, Wireless-guided (TOW®) missiles program, and certain missile defense programs.

MS recorded $219 million of operating income in the third quarter 2015 compared to $190 million in the third quarter 2014. The increase in operating income was primarily due to higher volume in the third quarter 2015 and a change in program mix.
During the quarter, MS booked $490 million for AIM-9X® Sidewinder short-range air-to-air missiles for U.S. and international customers and $480 million for Paveway™ for the U.S. Air Force and international customers. MS also booked $183 million for the Joint Standoff Weapon (JSOW) for the U.S. Navy, U.S. Air Force and an international customer, and $93 million for Standard Missile-3 (SM-3®) for the Missile Defense Agency (MDA) and an international customer.

Space and Airborne Systems
	3rd Quarter			Nine Months
($ in millions)	2015	2014	% Change	2015	2014	% Change
Net Sales	$1,446	$1,509	-4%	$4,220	$4,412	-4%
Operating Income	$204	$237	-14%	$563	$629	-10%
Operating Margin	14.1%	15.7%		13.3%	14.3%

Space and Airborne Systems (SAS) had third quarter 2015 net sales of $1,446 million compared to $1,509 million in the third quarter 2014. The change in net sales was primarily due to lower sales on international tactical radar systems programs.
SAS recorded $204 million of operating income in the third quarter 2015 compared to $237 million in the third quarter 2014. The change in operating income was primarily due to higher net program efficiencies in the third quarter 2014.
During the quarter, SAS booked $106 million for the production of Active Electronically Scanned Array (AESA) radars for the U.S. Air Force and $92 million to provide radar spares for an international customer. SAS also booked $382 million on a number of classified contracts.

Raytheon|Websense[1]
	3rd Quarter			Nine Months
($ in millions)	2015	2014	% Change	2015	2014	% Change
Net Sales	$114	$30	NM	$195	$81	NM
Operating Income	$20	$5	NM	$19	$12	NM
Operating Margin	17.5%	16.7%		9.7%	14.8%
[1] Excludes the unfavorable impact of the Raytheon|Websense acquisition accounting adjustments and certain acquisition related costs. See page 2 for more information on these items.
NM = Not Meaningful

Raytheon|Websense (RW) had third quarter 2015 net sales of $114 million compared to $30 million in the third quarter 2014. RW recorded $20 million of operating income in the third quarter 2015 compared to $5 million in the third quarter 2014. The increase in net sales and operating income in the third quarter 2015 was primarily due to the acquisition of Websense.

About Raytheon
Raytheon Company, with 2014 sales of $23 billion and 61,000 employees worldwide, is a technology and innovation leader specializing in defense, civil government and cybersecurity markets throughout the world. With a history of innovation spanning 93 years, Raytheon provides state-of-the-art electronics, mission systems integration and other capabilities in the areas of sensing; effects; and command, control, communications and intelligence systems, as well as cybersecurity and a broad range of mission support services. Raytheon is headquartered in Waltham, Mass. For more about Raytheon, visit us at www.raytheon.com and follow us on Twitter @raytheon.

Conference Call on the Third Quarter 2015 Financial Results
Raytheon's financial results conference call will be held on Thursday, October 22, 2015 at 9 a.m. ET. Participants will include Thomas A. Kennedy, Chairman and CEO; Anthony F. O'Brien, vice president and CFO; and other Company executives.
The dial-in number for the conference call will be (800) 299-8538 in the U.S. or (617) 786-2902 outside of the U.S. The conference call will also be audiocast on the Internet at www.raytheon.com/ir. Individuals may listen to the call and download charts that will be used during the call. These charts will be available for printing prior to the call.
Interested parties are encouraged to check the website ahead of time to ensure their computers are configured for the audio stream. Instructions for obtaining the free required downloadable software are posted on the site.

Disclosure Regarding Forward-looking Statements
This release and the attachments contain forward-looking statements, including information regarding the Company's financial outlook, future plans, objectives, business prospects and anticipated financial performance. These forward-looking statements are not statements of historical facts and represent only the Company's current expectations regarding such matters. These statements inherently involve a wide range of known and unknown risks and uncertainties. The Company's actual actions and results could differ materially from what is expressed or implied by these statements. Specific factors that could cause such a difference include, but are not limited to: the Company's dependence on the U.S. Government for a significant portion of its business and the risks associated with U.S. Government sales, including changes or shifts in defense spending due to budgetary constraints, spending cuts resulting from sequestration under the amended Budget Control Act of 2011, a government shutdown, or otherwise, uncertain funding of programs, potential termination of contracts, and difficulties in contract performance; the resolution of program terminations; the ability to procure new contracts; the risks of conducting business in foreign countries; the unpredictability of timing of international bookings; the ability to comply with extensive governmental regulation and obtain approvals, including import and export policies, the Foreign Corrupt Practices Act, the International Traffic in Arms Regulations, industrial cooperation agreement obligations, and procurement and other regulations; the impact of competition; the ability to develop products and technologies; the impact of changes in the financial markets and global economic conditions; the risk that actual pension returns, discount rates or other actuarial assumptions are significantly different than the

Company's assumptions; the risk of cost overruns, particularly for the Company's fixed-price contracts; dependence on component availability, subcontractor and partner performance and key suppliers; risks of a negative government audit; the use of accounting estimates in the Company's financial statements; risks associated with acquisitions, dispositions, joint ventures and other business arrangements; risks of an impairment of goodwill or other intangible assets; the outcome of contingencies and litigation matters, including government investigations; the ability to recruit and retain qualified personnel; the impact of potential security and cyber threats, and other disruptions; and other factors as may be detailed from time to time in the Company's public announcements and Securities and Exchange Commission filings. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release and the attachments or to update them to reflect events or circumstances occurring after the date of this release, including any acquisitions, dispositions or other business arrangements that may be announced or closed after such date. This release and the attachments also contain non-GAAP financial measures. A GAAP reconciliation and a discussion of the Company's use of these measures are included in this release or the attachments.

# # #

Attachment A
Raytheon Company
Preliminary Statement of Operations Information
Third Quarter 2015

(In millions, except per share amounts)	Three Months Ended		Nine Months Ended
	27-Sep-15	28-Sep-14	27-Sep-15	28-Sep-14

Net sales	$5,783	$5,474	$16,919	$16,683
Operating expenses
Cost of sales	4,408	4,171	12,766	12,633
General and administrative expenses	678	540	1,968	1,740
Total operating expenses	5,086	4,711	14,734	14,373
Operating income	697	763	2,185	2,310
Non-operating (income) expense, net
Interest expense	58	53	175	158
Interest income	(3)	(3)	(9)	(8)
Other (income) expense, net	9	1	6	(5)
Total non-operating (income) expense, net	64	51	172	145
Income from continuing operations before taxes	633	712	2,013	2,165
Federal and foreign income taxes	189	193	513	552
Income from continuing operations	444	519	1,500	1,613
Income (loss) from discontinued operations, net of tax	(1)	—	—	59
Net income	443	519	1,500	1,672
Less: Net income (loss) attributable to noncontrolling
interests in subsidiaries	(4)	4	(3)	10
Net income attributable to Raytheon Company	$447	$515	$1,503	$1,662

Basic earnings (loss) per share attributable to Raytheon
Company common stockholders:
Income from continuing operations	$1.47	$1.66	$4.91	$5.12
Income (loss) from discontinued operations, net of tax	—	—	—	0.19
Net income	1.47	1.66	4.92	5.31

Diluted earnings (loss) per share attributable to Raytheon
Company common stockholders:
Income from continuing operations	$1.47	$1.65	$4.91	$5.11
Income (loss) from discontinued operations, net of tax	—	—	—	0.19
Net income	1.47	1.65	4.91	5.30

Amounts attributable to Raytheon Company common
stockholders:
Income from continuing operations	$448	$515	$1,503	$1,603
Income (loss) from discontinued operations, net of tax	(1)	—	—	59
Net income	$447	$515	$1,503	$1,662

Average shares outstanding
Basic	303.9	310.9	305.8	312.9
Diluted	304.3	311.4	306.2	313.6

Attachment B
Raytheon Company
Preliminary Segment Information
Third Quarter 2015

					Operating Income
	Net Sales		Operating Income		As a Percent of Net Sales
(In millions, except percentages)	Three Months Ended		Three Months Ended		Three Months Ended
	27-Sep-15	28-Sep-14	27-Sep-15	28-Sep-14	27-Sep-15	28-Sep-14

Integrated Defense Systems	$1,533	$1,428	$212	$230	13.8%	16.1%
Intelligence, Information and Services	1,438	1,450	108	118	7.5%	8.1%
Missile Systems	1,645	1,477	219	190	13.3%	12.9%
Space and Airborne Systems	1,446	1,509	204	237	14.1%	15.7%
Raytheon|Websense(1)	114	30	20	5	17.5%	16.7%
Eliminations	(366)	(420)	(49)	(43)
Total business segment	5,810	5,474	714	737	12.3%	13.5%
Raytheon|Websense Acquisition Accounting Adjustments	(27)	—	(51)	(1)
FAS/CAS Adjustment	—	—	43	42
Corporate	—	—	(9)	(15)
Total	$5,783	$5,474	$697	$763	12.1%	13.9%

					Operating Income
	Net Sales		Operating Income		As a Percent of Net Sales
(In millions, except percentages)	Nine Months Ended		Nine Months Ended		Nine Months Ended
	27-Sep-15	28-Sep-14	27-Sep-15	28-Sep-14	27-Sep-15	28-Sep-14

Integrated Defense Systems	$4,664	$4,458	$622	$675	13.3%	15.1%
Intelligence, Information and Services	4,306	4,372	500	364	11.6%	8.3%
Missile Systems	4,677	4,590	609	588	13.0%	12.8%
Space and Airborne Systems	4,220	4,412	563	629	13.3%	14.3%
Raytheon|Websense(1)	195	81	19	12	9.7%	14.8%
Eliminations	(1,106)	(1,230)	(125)	(125)
Total business segment	16,956	16,683	2,188	2,143	12.9%	12.8%
Raytheon|Websense Acquisition Accounting Adjustments	(37)	—	(71)	(4)
FAS/CAS Adjustment	—	—	141	216
Corporate	—	—	(73)	(45)
Total	$16,919	$16,683	$2,185	$2,310	12.9%	13.8%

(1) Excludes the unfavorable impact of the Raytheon|Websense acquisition accounting adjustments and certain acquisition related costs. See Attachment F for more information on these items.

Attachment C
Raytheon Company
Other Preliminary Information
Third Quarter 2015

(In millions)	Funded Backlog		Total Backlog
	27-Sep-15	31-Dec-14	27-Sep-15	31-Dec-14

Integrated Defense Systems	$9,603	$8,939	$11,725	$11,495
Intelligence, Information and Services	2,408	2,854	5,442	5,825
Missile Systems	7,609	6,992	9,996	9,269
Space and Airborne Systems	4,301	4,259	5,965	6,930
Raytheon|Websense	440	48	443	52
Total	$24,361	$23,092	$33,571	$33,571

	Three Months Ended		Nine Months Ended
	27-Sep-15	28-Sep-14	27-Sep-15	28-Sep-14

Total Bookings	$5,315	$5,878	$17,366	$16,943

	Three Months Ended		Nine Months Ended
	27-Sep-15	28-Sep-14	27-Sep-15	28-Sep-14

Administrative and selling expenses	$495	$419	$1,457	$1,384
Research and development expenses	$183	$121	$511	$356
Total general and administrative expenses	$678	$540	$1,968	$1,740

Attachment D
Raytheon Company
Preliminary Balance Sheet Information
Third Quarter 2015

(In millions)
	27-Sep-15	31-Dec-14
Assets
Current assets
Cash and cash equivalents	$2,453	$3,222
Short-term investments	608	1,497
Contracts in process, net	5,649	4,985
Inventories	619	414
Prepaid expenses and other current assets	199	174
Total current assets	9,528	10,292

Property, plant and equipment, net	1,934	1,935
Goodwill	14,681	13,061
Other assets, net	3,106	2,612
Total assets	$29,249	$27,900

Liabilities, Redeemable Noncontrolling Interest, and Equity
Current liabilities
Advance payments and billings in excess of costs incurred	$2,215	$2,284
Accounts payable	1,334	1,250
Accrued employee compensation	1,190	1,059
Other current liabilities	1,589	1,337
Total current liabilities	6,328	5,930

Accrued retiree benefits and other long-term liabilities	6,895	6,919
Long-term debt	5,334	5,330

Redeemable noncontrolling interest	343	—

Equity
Raytheon Company stockholders' equity
Common stock	3	3
Additional paid-in capital	617	1,309
Accumulated other comprehensive loss	(7,024)	(7,458)
Retained earnings	16,552	15,671
Total Raytheon Company stockholders' equity	10,148	9,525
Noncontrolling interests in subsidiaries	201	196
Total equity	10,349	9,721
Total liabilities, redeemable noncontrolling interest and equity	$29,249	$27,900

Attachment E
Raytheon Company
Preliminary Cash Flow Information
Third Quarter 2015

(In millions)	Three Months Ended		Nine Months Ended
	27-Sep-15	28-Sep-14	27-Sep-15	28-Sep-14

Net income	$443	$519	$1,500	$1,672
(Income) loss from discontinued operations, net of tax	1	—	—	(59)
Income from continuing operations	444	519	1,500	1,613

Depreciation	76	76	225	225
Amortization	54	35	128	102
Working capital (excluding pension and income taxes)*	417	(47)	(659)	(758)
Other long-term liabilities	17	—	(26)	(17)
Pension and other postretirement benefit plans	175	74	583	46
Other, net	(81)	(234)	(218)	24
Net operating cash flow from continuing operations	$1,102	$423	$1,533	$1,235

Supplemental Cash Flow Information

Capital spending	$(96)	$(72)	$(239)	$(173)
Internal use software spending	(11)	(14)	(37)	(40)
Acquisitions	—	—	(1,892)	—
Purchases of short-term investments	(510)	(819)	(658)	(2,190)
Sales of short-term investments	—	—	209	882
Maturities of short-term investments	562	237	1,336	832
Dividends	(204)	(188)	(595)	(551)
Repurchases of common stock under stock repurchase programs	(250)	(200)	(750)	(650)
Sale of noncontrolling interest in Raytheon|Websense	—	—	343	—

* Working capital (excluding pension and income taxes) is a summation of changes in: contracts in process, net and advance payments and billings in excess of costs incurred, inventories, prepaid expenses and other current assets, accounts payable, accrued employee compensation, and other current liabilities from the Consolidated Statements of Cash Flows.

Attachment F
Raytheon Company
Supplemental EPS Information
Third Quarter 2015

(In millions, except per share amounts)		Three Months Ended		Nine Months Ended
		27-Sep-15	28-Sep-14	27-Sep-15	28-Sep-14
Per share impact of the FAS/CAS Adjustment (A)		$0.09	$0.09	$0.30	$0.45
Per share impact of Raytheon|Websense deferred revenue adjustment (B)		(0.05)	—	(0.07)	—
Per share impact of Raytheon|Websense amortization of acquired intangible assets (C)		(0.04)	—	(0.06)	(0.01)
Per share impact of Raytheon|Websense acquisition related costs (D)		—	—	(0.05)	—

(A)	FAS/CAS Adjustment	$43	$42	$141	$216
	Tax effect (at 35% statutory rate)	(15)	(15)	(49)	(76)
	After-tax impact	28	27	92	140
	Diluted shares	304.3	311.4	306.2	313.6
	Per share impact	$0.09	$0.09	$0.30	$0.45

(B)	Raytheon|Websense deferred revenue adjustment (1)	$(27)	$—	$(37)	$—

	Amount attributable to Raytheon Company (80.3%)	(22)	—	(30)	—
	Tax effect (at 35% statutory rate)	8	—	10	—
	After-tax impact	(14)	—	(20)	—
	Diluted shares	304.3	—	306.2	—
	Per share impact	$(0.05)	$—	$(0.07)	$—

(C)	Raytheon|Websense amortization of intangibles (1)	$(24)	$(1)	$(34)	$(4)

	Amount attributable to Raytheon Company (80.3%)	(19)	(1)	(27)	(3)
	Tax effect (at 35% statutory rate)	7	—	9	1
	After-tax impact	(12)	(1)	(18)	(2)
	Diluted shares	304.3	311.4	306.2	313.6
	Per share impact	$(0.04)	$—	$(0.06)	$(0.01)

(D)	Raytheon|Websense acquisition related costs	$(1)	$—	$(26)	$—

	Amount attributable to Raytheon Company (2)	(1)	—	(25)	—
	Tax effect (at 35% statutory rate)	—	—	9	—
	After-tax impact	(1)	—	(16)	—
	Diluted shares	304.3	—	306.2	—
	Per share impact	$—	$—	$(0.05)	$—

(1)
Raytheon|Websense deferred revenue adjustment and Raytheon|Websense amortization of intangibles represent the unfavorable impact of the acquisition accounting adjustments to record acquired deferred revenue at fair value and the amortization of acquired intangible assets, respectively, related to Raytheon|Websense, including historical Raytheon Cyber Products acquisitions.

(2)
Raytheon|Websense acquisition related costs include $6 million of costs for the nine months ended September 27, 2015 for which 80.3% is attributable to Raytheon Company. The remaining $20 million for the nine months ended September 27, 2015 was 100% attributable to Raytheon Company. The $1 million of costs for the three months ended September 27, 2015 was 100% attributable to Raytheon Company.